UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 31, 2004

                          ASSURANCEAMERICA CORPORATION
             (Exact name of Registrant as specified in its charter)

            Nevada                        0-06334                 87-0281240
(State or other jurisdiction of    (Commission File No.)        (IRS Employer
 incorporation or organization                               Identification No.)

                                  RiverEdge One
                                    Suite 600
                          5500 Interstate North Parkway
                             Atlanta, Georgia 30328
          (Address of principal executive offices, including zip code)

                                 (770) 933-8911
              (Registrant's telephone number, including area code)

                                       N/A
                   (Former Name if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

      (b) Pro Forma Financial Information.

      As reported in the Current Report on Form 8-K filed by AssuranceAmerica Corporation (the "Company") on August 3, 2004, the Company acquired substantially all of the assets of Thomas-Cook Holding Company (the "Seller") on July 31, 2004. The purpose of this Current Report on Form 8-K is to file the Company's pro forma consolidated balance sheets as of March 31, 2004 and June 30, 2004, and pro forma consolidated statements of operations for the three months ended March 31, 2004, and for the six months ended June 30, 2004, which reflect the assets acquired from the Seller and which are filed herewith as
Exhibit 99.1.

      The unaudited pro forma consolidated balance sheets of the Company and the Seller as of March 31, 2004, and June 30, 2004, are presented to give effect to the acquisition of Seller's assets as if it had occurred on March 31, 2004 and June 30, 2004, respectively. The unaudited pro forma consolidated statements of operations of the Company and the Seller for the three- and six- month periods ended June 30, 2004, are presented as if the acquisition of the Seller's assets had taken place on January 1, 2004.

      The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004, and June 30, 2004. The unaudited pro forma consolidated financial statements are not intended to be representative or indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the acquisition of the Seller's assets been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the Company.

      (c)    Exhibit Number             Description
             --------------             -----------

             99.1                       Pro Forma Financial Information

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ASSURANCEAMERICA CORPORATION


Date: October 15, 2004                  /s/ Robert J. Cormican
                                        ----------------------------------------
                                        Robert J. Cormican
                                        Senior Vice President and Chief
                                        Financial Officer

                                                                    Exhibit 99.1

ASSURANCEAMERICA CORPORATION
(UNAUDITED) CONSOLIDATED BALANCE SHEETS
Pro Forma

                                                                        June 30, 2004
                                                     ----------------------------------------------------
                                                         AA         Insurance
Assets                                                  Corp.        Market      Adjustments    Combined
Short term investments                               $ 2,631,182                              $ 2,631,182
Cash and cash equivalents                              6,882,759    $ 75,333       (75,333)     6,882,759
Investment Income due and accrued                            571                                      571
Receivable from insured                                5,220,554                                5,220,554
Reinsurance recoverable                                9,570,963                                9,570,963

Prepaid reinsurance premium                            5,882,114                                5,882,114
Deferred acquisition costs                               147,622                                  147,622
Property and equipment
(net of accumulated depreciation of)                     931,161      21,600                      952,761

Due from related party                                    30,783                                   30,783
Prepaid expenses                                         171,876       7,600                      179,476
Intangibles(net of accumulated amortization)           3,322,122                                3,322,122

Security deposits                                         73,324                                   73,324

                                                     ----------------------------------------------------
Total assets                                         $34,865,031    $104,533       (75,333)   $34,894,231
                                                     ====================================================

Liabilities and equity
Accounts payable and accrued expenses                  1,879,152                                1,879,152
Unearned premium                                       8,608,440                                8,608,440
Unpaid losses and loss adjustment expenses             8,195,229                                8,195,229
Reinsurance payable                                    7,445,887                                7,445,887
Provisional commission reserve                         1,799,749                                1,799,749
Current portion of long term debt                      1,138,720      18,564       (18,564)     1,138,720
Long term debt, related party                          5,804,658      61,201       (61,201)     5,804,658
Capital lease obligations                                 91,600                                   91,600

                                                     ----------------------------------------------------
Total liabilities                                     34,963,435      79,765       (79,765)    34,963,435

Stockholder's equity
Common stock, .01 par value
(authorized 60,000,000, outstanding 45,211,111)          452,111                                  452,111
Preferred Stock
(authorized 5,000,000, outstanding 240,000)                2,400                                    2,400
Surplus-paid in                                       15,633,851                               15,633,851
Accumulated Deficit                                  (16,186,766)     24,768         4,432    (16,157,566)

                                                     ----------------------------------------------------
Total stockholder's equity                               (98,404)     24,768                      (69,204)
                                                     ----------------------------------------------------
Total liabilities and stockholder's equity           $34,865,031    $104,533                  $34,894,231
                                                     ====================================================

                                                                      March 31, 2004
                                                   -----------------------------------------------------
                                                       AA         Insurance
Assets                                                Corp.        Market       Adjustments    Combined
Short term investments                             $ 2,625,000                                 2,625,000
Cash and cash equivalents                            4,882,277    $ 41,795        (41,795)     4,882,277
Investment Income due and accrued                       23,946                                    23,946
Receivable from insured                              5,782,294                                 5,782,294
Reinsurance recoverable                              6,639,244                                 6,639,244

Prepaid reinsurance premium                          5,588,275                                 5,588,275
Deferred acquisition costs                             134,626                                   134,626
Property and equipment
(net of accumulated depreciation of)                   983,749      25,293                     1,009,042

Due from related party                                  30,783                                    30,783
Prepaid expenses                                        92,260       8,100                       100,360
Intangibles(net of accumulated amortization)         3,322,122                                 3,322,122

Security deposits                                       72,315                                    72,315

                                                   -----------------------------------------------------
Total assets                                       $30,176,891    $ 75,188        (41,795)   $30,210,284
                                                   =====================================================

Liabilities and equity
Accounts payable and accrued expenses                3,031,056                                 3,031,056
Unearned premium                                     8,138,577                                 8,138,577
Unpaid losses and loss adjustment expenses           6,163,404                                 6,163,404
Reinsurance payable                                  5,858,377                                 5,858,377
Provisional commission reserve                       1,002,779                                 1,002,779
Current portion of long term debt                    1,138,720      98,965        (98,965)     1,138,720
Long term debt, related party                        5,904,658      61,201        (61,201)     5,904,658
Capital lease obligations                               91,600                                    91,600

                                                   -----------------------------------------------------
Total liabilities                                   31,329,171     160,166       (160,166)    31,329,171

Stockholder's equity
Common stock, .01 par value
(authorized 60,000,000, outstanding 45,211,111)        452,111                                   452,111
Preferred Stock
(authorized 5,000,000, outstanding 240,000)
Surplus-paid in                                     14,456,255                                14,456,255
Accumulated Deficit                                (16,060,646)    (84,978)       118,371    (16,027,253)

                                                   -----------------------------------------------------
Total stockholder's equity                          (1,152,280)    (84,978)                   (1,118,887)
                                                   -----------------------------------------------------
Total liabilities and stockholder's equity         $30,176,891    $ 75,188                   $30,210,284
                                                   =====================================================

ASSURANCEAMERICA CORP
(UNAUDITED) CONSOLIDATED STATEMENTS OF INCOME
Pro Forma

                                                               Six Months                                 Three Months
                                                          Ending June 30, 2004                       Ending March 31, 2004
                                                ----------------------------------------    --------------------------------------
                                                    AA         Insurance                        AA       Insurance
Revenue:                                           Corp.         Market       Combined         Corp.       Market        Combined
  Gross premiums written                        $16,337,206                   16,337,206    $8,503,724                  $8,503,724
  Gross premiums ceded                          (11,185,886)                 (11,185,886)   (5,838,417)                ($5,838,417)
   Net premiums written                           5,151,320                    5,151,320     2,665,307                  $2,665,307
   Decrease (increase) in unearned premiums,
       net of prepaid reinsurance premiums         (912,935)                    (912,935)     (736,912)                  ($736,912)

    Net premiums earned                           4,238,385                    4,238,385     1,928,395                  $1,928,395

      Commission income                           5,554,880      430,675       5,985,555     2,990,630     206,232      $3,196,862
      Managing general agent fees                 1,692,934                    1,692,934       823,409                    $823,409
      Net investment  income                         11,052                       11,052         2,974                      $2,974
      Other Fee Income                              493,249                      493,249       300,759                    $300,759
                                                ----------------------------------------    --------------------------------------
       Total revenue                             11,990,500      430,675      12,421,175     6,045,807     206,232      $6,252,039

Expenses:
      Losses and loss adjustment expenses         3,331,957                    3,331,957     1,495,644                  $1,495,644
      Selling expenses                            5,192,819      122,896       5,315,715     2,598,977      72,132      $2,671,109
      General and administrative expense          2,954,444      157,818       3,112,262     1,516,140      93,885      $1,610,025
      Depreciation and amortization expense         127,877                      127,877        67,577                     $67,577
      Interest Expense                              283,634                      283,634       141,699                    $141,699
                                                ----------------------------------------    --------------------------------------
       Total operating expenses                  11,890,731      280,714      12,171,445     5,820,037     166,017       5,986,054

                                                ----------------------------------------    --------------------------------------
Income (loss) before provision for income            99,769      149,961         249,730       225,770      40,215         265,985
      tax expense
Income Tax Provision                                    --
                                                ----------------------------------------    --------------------------------------
Net Loss                                            $99,769     $149,961        $249,730      $225,770     $40,215        $265,985
                                                ========================================    ======================================